As filed with the Securities and Exchange Commission on March 14, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kosmos Energy Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Delaware		98-0686001
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
8176 Park Lane Dallas, Texas 214-445-9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Andrew G. Inglis Chief Executive Officer c/o Kosmos Energy, LLC 8176 Park Lane, Suite 500 Dallas, TX 75231 +1 214 445 9600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Byron B. Rooney, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share(3)	34,993,585	$5.96	$208,561,767	$25,278
(1)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional number of our shares as may be issuable from time to time as a result of stock splits, stock dividends, capitalizations or similar events.

(2)	Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average of the high and low prices, as reported by the New York Stock Exchange, for our shares on March 8, 2019.

(3)	All the shares being registered hereby are offered for the account of certain selling stockholders who acquired such shares in a private transaction.

PROSPECTUS

Kosmos Energy Ltd.

Shares of Common Stock

This prospectus relates to the proposed resale or other disposition of up to 34,993,585 shares of Kosmos Energy Ltd. common stock, par value $0.01 per share, by the selling stockholders named in this prospectus, together with any additional selling stockholders listed in a prospectus supplement. We are not offering any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares offered by the selling stockholders. The selling stockholders acquired the shares pursuant to a Securities Purchase Agreement dated August 3, 2018 (the “Purchase Agreement”) entered into by Kosmos Energy Gulf of Mexico, LLC, a wholly owned subsidiary of Kosmos Energy Ltd. and certain affiliates of First Reserve to acquire 100% of the outstanding equity interests in Deep Gulf Energy or pursuant to the subsequent proportionate liquidating distributions of such shares by such affiliates of First Reserve to the applicable direct and indirect owners of such entities. We are registering the offer and sale of the shares to satisfy registration rights we have granted to the selling stockholders.

The selling stockholders may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of common stock.

Our common stock is traded on the New York Stock Exchange under the symbol “KOS”. On March 13, 2019, the last reported sale price for our common stock on the New York Stock Exchange was $6.17 per share.

We urge you to carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you make your investment decision.

Investing in our common stock involves certain risks. See “Risk Factors” on page 5 herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 14, 2019

Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates. Unless otherwise stated in this prospectus or the context otherwise requires, the terms “Kosmos,” “we,” “us,” and “our” refer to Kosmos Energy Ltd. and its subsidiaries.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process certain selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in any shares being offered.

Kosmos Energy Ltd.

Kosmos is a full-cycle deepwater independent oil and gas exploration and production company focused along the Atlantic Margins. Our key assets include production offshore Ghana, Equatorial Guinea and U.S. Gulf of Mexico, as well as a world-class gas development offshore Mauritania and Senegal. We also maintain a sustainable exploration program balanced between proven basin infrastructure-led exploration (Equatorial Guinea and U.S. Gulf of Mexico), emerging basins (Mauritania, Senegal and Suriname) and frontier basins (Cote d'Ivoire, Namibia and Sao Tome and Principe). Kosmos is listed on the New York Stock Exchange (“NYSE”) and London Stock Exchange (“LSE”) and is traded under the ticker symbol KOS.

Our principal executive offices are located at 8176 Park Lane, Suite 500, Dallas, Texas 75231 and our telephone number is (214) 445-9600. Our registered office is located in the State of Delaware at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

Information Concerning Forward-Looking Statements

This prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our businesses and operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein, may adversely affect our results as indicated in forward-looking statements. You should read this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein completely and with the understanding that our actual future results may be materially different from what we expect.

Our estimates and forward-looking statements may be influenced by the following factors, among others:

•	our ability to find, acquire or gain access to other discoveries and prospects and to successfully develop and produce from our current discoveries and prospects;

•	uncertainties inherent in making estimates of our oil and natural gas data;

•	the successful implementation of our and our block partners’ prospect discovery and development and drilling plans;

•	projected and targeted capital expenditures and other costs, commitments and revenues;

•	termination of or intervention in concessions, rights or authorizations granted to us by the governments of the countries in which we operate (or their respective national oil companies) or any other federal, state or local governments or authorities;

•	our dependence on our key management personnel and our ability to attract and retain qualified technical personnel;

•	the ability to obtain financing and to comply with the terms under which such financing may be available;

•	the volatility of oil, natural gas and NGL prices;

•	the availability, cost, function and reliability of developing appropriate infrastructure around and transportation to our discoveries and prospects;

•	the availability and cost of drilling rigs, production equipment, supplies, personnel and oilfield services;

•	other competitive pressures;

•	potential liabilities inherent in oil and natural gas operations, including drilling and production risks and other operational and environmental risks and hazards;

•	current and future government regulation of the oil and gas industry or regulation of the investment in or ability to do business with certain countries or regimes;

•	cost of compliance with laws and regulations;

•	changes in environmental, health and safety or climate change or greenhouse gas (“GHG”) laws and regulations or the implementation, or interpretation, of those laws and regulations;

•	adverse effects of sovereign boundary disputes in the jurisdictions in which we operate;

•	environmental liabilities;

•	geological, geophysical and other technical and operations problems including drilling and oil and gas production and processing;

•	military operations, civil unrest, outbreaks of disease, terrorist acts, wars or embargoes;

•	the cost and availability of adequate insurance coverage and whether such coverage is enough to sufficiently mitigate potential losses and whether our insurers comply with their obligations under our coverage agreements;

•	our vulnerability to severe weather events, including tropical storms and hurricanes in the Gulf of Mexico;

•	our ability to meet our obligations under the agreements governing our indebtedness;

•	the availability and cost of financing and refinancing our indebtedness;

•	the amount of collateral required to be posted from time to time in our hedging transactions, letters of credit, performance bonds and other secured debt;

•	the result of any legal proceedings, arbitrations, or investigations we may be subject to or involved in;

•	our success in risk management activities, including the use of derivative financial instruments to hedge commodity and interest rate risks; and

•	other risk factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018, in any accompanying prospectus supplement and in other filings made by us from time to time with the SEC or in materials incorporated herein or therein.

The words “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein or therein might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, including, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements.

RISK FACTORS

Investing in our common stock involves risk. Before making an investment in our common stock, you should carefully consider the risk factors identified in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated herein by reference, as those risk factors are amended or supplemented by the risk factors set forth in other reports and documents we file with the SEC after the date of this prospectus.

Use of Proceeds

We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholders will receive all of the proceeds from this offering.

INFORMATION CONCERNING OUR Common Stock

Our common stock is listed on the NYSE and the LSE under the symbol “KOS”.

On March 13, 2019, the last reported sale price for our common stock on the NYSE was $6.17 per share. As of February 20, 2019 we had 64 registered holders of record of our common stock.

Description of Capital Stock

The following description of certain provisions of our certificate of incorporation and bylaws does not purport to be complete and is subject to, and qualified by reference to, all of the provisions of our certificate of incorporation and bylaws. The certificate of incorporation and bylaws are incorporated by reference in this Amendment. You should read the certificate of incorporation and bylaws for the provisions that are important to you.

Authorized Capital Stock

Our authorized capital stock continues to consist of 2,000,000,000 shares of common stock, par value $0.01 per share, and 200,000,000 shares of preferred stock, par value $0.01 per share, all of which preferred stock is undesignated. As of February 15, 2019, we had 401,252,135 shares of our common stock outstanding and no shares of preferred stock outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

 Common Stock

Common stock outstanding. As of February 15, 2019 there were 401,252,135 shares of common stock outstanding. All outstanding shares of common stock are fully paid and non-assessable.

Voting rights. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.

Dividend rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

Rights upon liquidation. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other rights. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

 Our board of directors has the authority to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. At present, the Company has no plans to issue any of the preferred stock.

Board Composition

Our board of directors shall consist of not less than five and not more than 15 directors, as determined by the board of directors. The directors of the Company immediately after the Redomestication were the same individuals who were directors of the Company immediately prior to the Redomestication.

Election and Removal of Directors

No director may be removed except for cause, and directors may be removed for cause by an affirmative vote of shares representing a majority of the shares then entitled to vote at an election of directors. Any vacancy occurring on the board of directors and any newly created directorship may be filled only by a majority of the remaining directors in office.

Staggered Board

Our board of directors will continue to be divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2020, 2021 and 2019, respectively. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our board of directors could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Proceedings of Board of Directors

Our bylaws provide that our business shall be managed by or under the direction of our board of directors. Our board of directors may act by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present. A majority of the total number of directors then in office shall constitute a quorum. The board may also act by unanimous written consent.

Duties of Directors

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a duty of care and a duty of loyalty. The duty of care requires that directors act in an informed and deliberate manner and to inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing the conduct of corporate employees. The duty of loyalty is the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the Company.

Interested Directors

Under Delaware law, such a contract or arrangement is voidable unless it is approved by a majority of disinterested directors or by a vote of shareholders, in each case if the material facts as to the interested director's relationship or interests are disclosed or are known to the disinterested directors or shareholders, or such contract or arrangement is fair to the Company as of the time it is approved or ratified. Additionally, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Limits on Written Consents

Our certificate of incorporation and our bylaws provide that holders of our common stock will not be able to act by written consent without a meeting.

Stockholder Meetings

Our certificate of incorporation and our bylaws provide that special meetings of our stockholders may be called by the chairman of the board of directors whenever in his or her judgment such a meeting is necessary and by the secretary at the request in writing of holders of record of not less than ten percent of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class.

Amendment of Certificate of Incorporation

The Company reserves the right to amend the certificate of incorporation in any manner permitted by Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in “—Voting Rights,” “—Bylaws,” “—Board of Directors,” “—Meetings of Stockholders” and “—Amendments” may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in any such sections, unless such action is approved by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class.

Amendment of Bylaws

Our bylaws may be altered, amended or repealed, or new bylaws may be made, by (i) the stockholders entitled to vote thereon at any annual or special meeting thereof or (ii) by the board of directors. Unless a higher percentage is required by the certificate of incorporation, all such amendments must be approved by (i) the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class, or (ii) by a majority of the board of directors.

Other Limitations on Stockholder Actions

Our bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed;

•	propose any repeal or change in our bylaws; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the stockholder’s name and address;

•	any material interest of the stockholder in the proposal;

•	the number of shares beneficially owned by the stockholder and evidence of such ownership;

•	the principal amount of any indebtedness of the Company or any of its subsidiaries beneficially owned by such stockholder or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any derivative instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Company or any such subsidiary; and

•	the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons, and the number of shares such persons beneficially own.

To be timely, a stockholder must generally deliver notice:

•	in connection with an annual meeting of stockholders, not less than 120 nor more than 180 days prior to the date on which the annual meeting of stockholders was held in the immediately preceding year, but in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding annual meeting of stockholders, a stockholder notice will be timely if received by us not later than the close of business on the later of (1) the 120th day prior to the annual meeting and (2) the 10th day following the day on which we first publicly announce the date of the annual meeting; or

•	in connection with the election of a director at a special meeting of stockholders, not less than 40 nor more than 60 days prior to the date of the special meeting, but in the event that less than 55 days’ notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, a stockholder notice will be timely if received by us not later than the close of business on the 10th day following the day on which a notice of the date of the special meeting was mailed to the stockholders or the public disclosure of that date was made.

In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Limitation of Liability of Directors and Officers

Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law (the “DGCL”); and

•	any transaction from which the director derived an improper personal benefit.

•	As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

•	Our bylaws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Delaware Business Combination Statute

We are subject to Section 203 of the DGCL, which regulates corporate acquisitions. Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a corporation’s voting stock, or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the Company for three years after becoming an interested stockholder unless:

•	the board of directors of the Company had previously approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•	following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the Company and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the Company and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the Company’s directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Anti-Takeover Effects of Some Provisions

Some provisions of our certificate of incorporation and bylaws could make the following more difficult:

•	acquisition of control of us by means of a proxy contest or otherwise, or

•	removal of our incumbent officers and directors.

These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Listing

Our common stock is listed on the NYSE and on the LSE under the symbol “KOS”.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock listed on the NYSE is Computershare Trust Company, N.A. The transfer agent and registrar for the common stock listed on the LSE is Computershare Investor Services PLC.

Selling Stockholders

We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time up to 34,993,585 shares of our common stock for their own account. The selling stockholders acquired the shares pursuant to the Purchase Agreement dated August 3, 2018 entered into by Kosmos Energy Gulf of Mexico, LLC, a wholly owned subsidiary of Kosmos Energy Ltd., and certain affiliates of First Reserve to acquire 100% of the outstanding equity interests in Deep Gulf Energy or pursuant to the subsequent proportionate liquidating distributions of such shares by such affiliates of First Reserve to the direct and indirect owners of such entities. We are registering the offer and sale of the shares of common stock to satisfy certain registration obligations that we agreed to in connection with the Purchase Agreement. Pursuant to a registration rights agreement we entered into in connection with such transaction, we have agreed to use our commercially reasonable efforts to keep the registration statement, of which this prospectus forms a part, effective until the later of (i) September 14, 2019 or (ii) the date on which the selling stockholders can freely sell the shares registered by this prospectus without condition under Rule 144; provided, however, that notwithstanding the foregoing, our obligation to keep the registration statement effective shall terminate on September 14, 2021. As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a prospectus supplement and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus.

The following table sets forth the name of each selling stockholder, the number of shares owned by each of the respective selling stockholders, the number of shares that may be offered under this prospectus and the number of shares of our common stock owned by the selling stockholders assuming all of the shares covered hereby are sold. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders.

The information set forth below is based upon information obtained from the selling stockholders and upon information in our possession regarding the issuance of shares of common stock to the selling stockholders in connection with the Purchase Agreement. Beneficial ownership of the selling stockholders is determined in accordance with Rule 13d-3(d) of the Exchange Act. The percentage of shares beneficially owned prior to and after the offering is based on 401,252,135 shares of our common stock outstanding as of February 15, 2019.

	Beneficial Ownership Prior to this Offering			Beneficial Ownership After Offering
Name of Selling Stockholder	Number of Shares	% of Outstanding Common Stock	Number of Shares Being Offered	Number of Shares	% of Outstanding Common Stock
Entities affiliated with First Reserve (1)	28,065,366	6.99%	28,065,366	—	—
DG II Holdings, LLC (2)	304,621	*	304,621	—	—
Wells Fargo Central Pacific Holdings, Inc. (3)	263,741	*	263,741	—	—
Entities affiliated with Arclight Capital Partners, LLC (4)	2,278,319	*	2,278,319	—	—
Riverstone Credit Partners, L.P. and affiliated entities (5)	474,734	*	474,734	—	—
Other Selling Stockholders (6)	3,606,804	*	3,606,804	—	—

* Less than one percent.

(1) Consists of (i) 2,478,712 shares held of record by DGE Group Series Holdco, LLC, Series II (“DGE Group Series II”), a series of DGE Group Series Holdco, LLC, a Delaware Series LLC (“DGE Group Series Holdco”), (ii) 4,665,812 shares held of record by DGE Group Series Holdco, LLC, Series III (“DGE Series III”), a series of DGE Group Series Holdco, (iii) 5,787,804 shares held of record by Bank of America Merrill Lynch c/o FR DGE II Holdings, LLC (“FR DGE II”) and (iv) 15,133,038 shares held of record by Bank of America Merrill Lynch c/o FR DGE III Holdings, LLC (“FR DGE III”). Each of DGE Series II and DGE Series III is currently restricted from selling the shares owned of record by such entities pursuant to certain contractual restrictions imposed by the Purchase Agreement.

DGE II New Holdco, LLC (“DGE II New Holdco”) is the sole member of DGE Group Series II. DGE II New Topco, LLC (“DGE II New Topco”) is the sole member of DGE II New Holdco. FR DGE II is the sole member of DGE II New Topco. First Reserve GP XI, L.P. (“GP XI LP”) is the sole manager of FR DGE II. First Reserve GP XI, Inc. (“GP XI Inc.”) is the sole general partner of GP XI LP. William E. Macaulay has the right to appoint a majority of the board of directors of GP XI Inc. and shares voting and investment control over, and may be deemed to have beneficial ownership of, the shares held by DGE Group Series II and FR DGE II. Each of DGE II New Holdco, DGE II New Topco, FR DGE III, GP XI LP and GP XI Inc. have direct or indirect investment and voting authority over, and may be deemed to have beneficial ownership of, the shares held by DGE Group Series II. Each of GP XI LP and GP XI Inc. have direct or indirect investment and voting authority over, and may be deemed to have beneficial ownership of, the shares held by FR DGE II.

DGE III New Holdco, LLC (“DGE III New Holdco”) is the sole member of DGE Group Series III. FR DGE III is the sole member of DGE III New Holdco. First Reserve GP XIII, L.P. (“GP XIII LP”) is the sole manager of FR DGE III. First Reserve GP XIII Limited (“GP XIII Ltd.”) is the sole general partner of GP XIII LP. William E. Macaulay has the right to appoint all of the directors of GP XIII Ltd. and shares voting and investment control over, and may be deemed to have beneficial ownership of, the shares held by DGE Group Series III and FR DGE III. Each of DGE III New Holdco, FR DGE III, GP XIII LP and GP XIII Ltd. have direct or indirect investment and voting authority over, and may be deemed to have beneficial ownership of, the shares held by DGE Group Series III. Each of GP XIII LP and GP XIII Ltd. have direct or indirect investment and voting authority over, and may be deemed to have beneficial ownership of, the shares held by FR DGE III.

(2) DG II Holdings, LLC is the record holder of 304,621 shares. The ultimate general partner of DG II Holdings, LLC is Quintana Capital Group GP Ltd. Corbin J. Robertson, Jr., Don Evans and Warren Hawkins, members of the Investment Committee of Quintana Capital Group, L.P., share voting and dispositive power over all 304,621 shares. The mailing address of Quintana Capital Group, L.P. and its affiliates is 1415 Louisiana Street, Suite 2400, Houston, Texas 77002.

(3) Wells Fargo Central Pacific Holdings, Inc. is the record holder of 263,741 shares. John Shrewsberry and Philip Hopkins, Board Members of Wells Fargo Central Pacific Holdings, Inc., share voting and dispositive power over 181,117 shares. Wells Fargo Central Pacific Holdings, Inc. has the right to acquire 82,624 shares from an option, warrant or otherwise. The mailing address of Wells Fargo Central Pacific Holdings, Inc. is MAC A0112-148, 550 California St., 14th Floor, San Francisco, California 94104-1004.

(4) Consists of (i) 276,928 shares held of record by Busbar II, LLC, (ii) 276,928 shares held of record by Busbar III, LLC, and (iii) 1,724,463 shares held of record by Toga Offshore, LLC. Daniel R. Revers, President of Toga Offshore, LLC has sole voting and dispositive power over all power over all 2,278,319 shares. The address of Arclight Capital Partners, LLC is 200 Clarendon St., 55th Floor, Boston, Massachusetts 02116.

(5) Consists of (i) 265,851 shares held of record by RCP Deep Gulf II Syndication Partners, L.P. and (ii) 208,883 shares held of record by Riverstone Credit Partners, L.P. RCP FI GP, L.P is the general partner of RCP Deep Gulf II Syndication Partners, L.P. and Riverstone Credit Partners, L.P. and has sole voting and dispositive power over all 474,734 shares. The address of RCP Deep Gulf II Syndication Partners, L.P. and Riverstone Credit Partners, L.P. is 712 5th Ave., 19th Floor, New York, New York 10019.

(6) Represents stockholders who in the aggregate beneficially own less than 1% of our issued and outstanding common stock and includes shares beneficially owned by Richard R. Clark, our Senior Vice President and Head of Gulf of Mexico Business Unit.

Plan of Distribution

We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time after the date of this prospectus up to 34,993,585 shares of our common stock for their own account. We are not offering any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares offered by the selling stockholders.

The selling stockholders may sell the shares directly to purchasers or to or through broker-dealers or agents in one or more transactions at any time at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions other than on such exchanges or services or in the over-the-counter market. The selling stockholders may use any one or more of the following methods when selling shares:

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by such broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	in privately negotiated transactions.

The selling stockholders may enter into hedging transactions from time to time in which a selling stockholder may:

•	enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of the shares, in which case such broker-dealer or other person may use the shares received from the selling stockholders to close out its short positions;

•	sell shares of common stock short and re-deliver shares offered by this prospectus to close out its short positions;

•	enter into options or other types of transactions that require the selling stockholder to deliver the shares to a broker-dealer, affiliate or third party, who will then resell or transfer the shares under this prospectus; or

•	loan or pledge the shares to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation. In order to comply with certain states' securities laws, if applicable, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers.

The selling stockholders have informed us that none of them has any agreement or understanding, directly or indirectly, with any person to distribute the shares offered by this prospectus. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a supplement to this prospectus pursuant to the applicable rules promulgated under the Securities Act.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock covered by this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares. The selling stockholders will bear the fees, discounts, concessions and commissions incurred by the selling stockholders in connection with resales of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and the Exchange Act, or the selling stockholders may be entitled to contribution. The selling stockholders have agreed to indemnify us against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling stockholders specifically for use in this prospectus.

In certain circumstances, we may restrict or suspend offers and sales or other dispositions of the shares under the registration statement of which this prospectus forms a part after the date of this prospectus. In the event of such restriction or suspension, the selling stockholders will not be able to offer or sell or otherwise dispose of the shares of common stock under the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in the sale of the common stock will be subject to the rules of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access our SEC filings. Other information about us is also on our website at www.kosmosenergy.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on the SEC's website and the information on, or accessible through, our website do not constitute a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus:

(a) our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 1, 2019;

(b) our Definitive Proxy Statement on Schedule 14A filed on April 24, 2018;

(c) our Current Reports on Form 8-K filed on: August 9, 2018 (excluding Item 7.01 thereof), as amended by our Forms 8-K/A filed on October 5, 2018 (excluding Exhibits 23.5, 99.12 and 99.13 thereof) and March 13, 2019, February 19, 2019 and March 14, 2019; and

(d) the description of our capital stock in the Form 8-K12g-3 filed with the SEC on December 28, 2018.

You may request a copy of these filings at no cost, by writing or telephoning us at:

Kosmos Energy Ltd.
c/o Kosmos Energy, LLC
8176 Park Lane, Suite 500
Dallas, TX 75231
Attention: General Counsel
Telephone: (214) 445-9600

Validity of Securities

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

Experts

The consolidated financial statements of Kosmos Energy Ltd. appearing in our Annual Report (Form 10-K) for the year ended December 31, 2018 (including schedules appearing therein) and the effectiveness of Kosmos Energy Ltd.’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves as of December 31, 2018 and December 31, 2017. The reserve estimates at December 31, 2018 and December 31, 2017 are based on reports prepared by Ryder Scott Company, L.P., independent reserve engineers. These estimates are incorporated by reference into this prospectus in reliance upon the authority of such firm as experts in these matters.

The financial statements of Deep Gulf Energy LP as of and for the year ended December 31, 2017 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis of matter paragraph related to allocation of services with related parties, and an other matter paragraph related to supplemental information on oil and natural gas operations) incorporated herein by reference. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of DGE II Management, LLC as of and for the year ended December 31, 2017 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis of matter paragraph related to allocation of services with related parties, and an other matter paragraph related to supplemental information on oil and natural gas operations) incorporated herein by reference. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of DGE III Management, LLC as of and for the year ended December 31, 2017 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis of matter paragraph related to allocation of services with related parties, and an other matter paragraph related to supplemental information on oil and natural gas operations) incorporated herein by reference. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 25,278
FINRA filing fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 31,785
Accounting fees and expenses . . . . . . . . . . . . . . . . . . . . . .	$ 50,000
Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 50,000
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 5,000
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 162,063

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Company. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our Certificate of Incorporation provides for indemnification by the Company of its directors and officers to the fullest extent permitted by Delaware law

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation provides for such limitation of liability.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers. In addition, we have entered into indemnification agreements with each of our directors.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

Exhibit No.	Document
3.1	Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Form 8-K12g-3 filed December 28, 2018 (File No. 000-56014), and incorporated herein by reference).
3.2	Bylaws of the Company (filed as Exhibit 3.2 to the Company's Form 8-K12g-3 filed December 28, 2018 (File No. 000-56014), and incorporated herein by reference).
5.1	Opinion of Conyers Dill & Pearman Limited
5.2	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Ryder Scott Company, L.P.

23.3	Consent of Davis Polk and Wardwell LLP (included in Exhibit 5.2)
23.4	Consent of Deloitte & Touche LLP (Deep Gulf Energy LP)
23.5	Consent of Deloitte & Touche LLP (DGE II Management, LLC)
23.6	Consent of Deloitte & Touche LLP (DGE III Management, LLC)
23.7	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
24.1	Power of Attorney

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 14, 2019.

KOSMOS ENERGY LTD.

By:	/s/ Jason E. Doughty
	Name:	Jason E. Doughty
	Title:	SVP, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date set forth above.

Signature	Title	Date

*	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)	March 14, 2019
Andrew G. Inglis

*	Senior Vice President and Chief Financial Officer (principal financial officer)	March 14, 2019
Thomas P. Chambers

*	Senior Vice President and Chief Accounting Officer (principal accounting officer)	March 14, 2019
Paul M. Nobel

*	Director	March 14, 2019
Brian F. Maxted

*	Director	March 14, 2019
Deanna L. Goodwin

*	Director	March 14, 2019
Sir Richard B. Dearlove

*	Director	March 14, 2019
Adebayo O. Ogunlesi

*	Director	March 14, 2019
Chris Tong

*By:	/s/ Jason E. Doughty	Attorney-in-Fact	March 14, 2019
Jason E. Doughty

EXHIBIT INDEX

Exhibit No.	Document
3.1	Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Form 8-K12g-3 filed December 28, 2018 (File No. 000-56014), and incorporated herein by reference).
3.2	Bylaws of the Company (filed as Exhibit 3.2 to the Company's Form 8-K12g-3 filed December 28, 2018 (File No. 000-56014), and incorporated herein by reference).
5.1	Opinion of Conyers Dill & Pearman Limited
5.2	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Ryder Scott Company, L.P.
23.3	Consent of Davis Polk and Wardwell LLP (included in Exhibit 5.2)
23.4	Consent of Deloitte & Touche LLP (Deep Gulf Energy LP)
23.5	Consent of Deloitte & Touche LLP (DGE II Management, LLC)
23.6	Consent of Deloitte & Touche LLP (DGE III Management, LLC)
23.7	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
24.1	Power of Attorney